EXHIBIT 10.2
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                      RESTRICTED SHARE AGREEMENT
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     THIS AGREEMENT (the "Agreement"), entered into on April 15, 2008 (the "Grant Date"), by and between the Stephen A. Lovelette (the "Participant") and Kaanapali Land, LLC, a Delaware limited liability company (the "Company");


                           WITNESSETH THAT:
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     WHEREAS, the Company and the Participant wish to have 52,000 Class C Shares of the Company (the "Covered Shares") issued to the Participant subject to the restrictions and limitations as set forth in this Agreement, and the parties hereto have reached agreement to the terms of this Award on the Grant Date;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. AWARD. The Participant is hereby granted and issued the Covered Shares, subject to the terms of this Agreement, including, but not limited to, the vesting provisions set forth in Section 4 below, effective as of the Grant Date.

     2. DISTRIBUTION RIGHTS. The Participant's distribution rights shall be subject to the following:

(a) The Participant shall be entitled to receive any distributions with respect to the Covered Shares (as described in Section 3 of the Class C Rights Description, and referred to as "Distributions") with respect to record dates occurring while the share are vested. If Distributions are made with respect to Covered Shares comprising one or more Installments (as defined in Section 4 hereof) prior to the vesting of such Installment or Installments, the amount of such Distributions (or the property included in such Distributions) will be credited to an account maintained by the Company for the benefit of the Participant.

(b) As soon as practicable after the date, if any, on which an Installment becomes vested, the Distributions held in the Account with respect to the vested shares shall be transferred to the Participant. Cash credited to the Participant's account with respect to Distributions attributable to any Installment will earn no interest for the period prior to vesting of that Installment. However, for the period between the vesting date and the date of payment with respect to Distributions attributable to that Installment, interest shall be paid at the applicable federal rate for short term loans in effect on the date of vesting, as amended, compounded semi-annually on December 31 and June 30 of each calendar year. To the extent that property is credited to the account, any Distributions with respect to such property that occur after being credited but before being transferred to the Participant shall also be credited to the account, and shall be transferred to the Participant at the time at which the Installment to which the property is attributable is transferred to the Participant. Amounts credited to the account are intended to satisfy the short-term deferral exception from Code section 409A and, accordingly, in no event will amounts distributable from the account be paid later than the fifteenth day of the third calendar month following the calendar year in which payment is due.

(c) The Participant shall have only a contractual right to the amounts, if any, payable under this Agreement with respect to the account, unsecured by any assets of the Company or the Affiliates.

(d) No Distributions shall be payable to or for the benefit of the Participant for Covered Shares with respect to Distribution record dates occurring prior to the Grant Date, or with respect to Distribution record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.

     3. VOTING RIGHTS. The Participant shall be entitled to vote both vested and unvested Covered Shares (as described in Section 9 of the Class C Rights Description); provided, however, that the Participant shall not be entitled to vote the shares with respect to voting record dates arising prior to the Grant Date, or with respect to voting record dates occurring on or after the date, if any, on which the Participant has forfeited those Covered Shares.

     4. TRANSFER AND FORFEITURE OF SHARES. If the Date of Termination does not occur during the Restricted Period with respect to any Installment of the Covered Shares, then, at the end of the Restricted Period for such Installment, the Participant shall become vested in the Installment of Covered Shares, and shall own those shares free of all restrictions otherwise imposed by this Agreement. Except as otherwise provided in this paragraph 4, the Participant shall not be vested in any Installment of Covered Shares prior to the end of the Restricted Period. With respect to all Covered Shares, the "Restricted Period" shall begin on the Grant Date. The "Restricted Period" with respect to each Installment shown on the following schedule shall end on the vesting date (each a "Vesting Date") applicable to such Installment (but only if the Date of Termination has not occurred before such Vesting Date):

                                  VESTING DATE
                                  APPLICABLE
     INSTALLMENT                  TO INSTALLMENT
     -----------                  --------------

     26,000 shares                Grant Date
     13,000 shares                December 31, 2008
     13,000 shares                December 31, 2009

Notwithstanding the foregoing provisions of this paragraph 4, the Participant shall become vested in the Covered Shares, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the end of the Restricted Period, as follows:

(a) The Participant shall become vested in the Covered Shares as of the Date of Termination before the date the Covered Shares would otherwise become vested, if the Date of Termination occurs by reason of the Participant's termination by the Company without Cause, the Participant's Constructive Discharge, the Participant's death, or the Participant's Permanent Disability.

(b) The Participant shall become vested in the Covered Shares upon a Change in Control that occurs on or before the Date of Termination and before the date the Covered Shares would otherwise become vested.

Covered Shares may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares, subject to all events to paragraph 7 hereof. Except as otherwise provided in this paragraph 4, the Participant shall forfeit the unvested Installment or Installments of Covered Shares as of a Date of Termination that occurs during the Restricted Period with respect to such Installment or Installments.

     5. LEGEND ON CERTIFICATES FOR COVERED SHARES. Each certificate (if any) issued in respect of the Covered Shares granted under this Agreement shall be registered in the name of the Participant and, in the discretion of the Manager, may be held by the Company or an Affiliate or deposited in a bank designated by the Manager. During the Restricted Period, certificates (if any) evidencing the Covered Shares may be imprinted with the following legend: "The securities evidenced by this certificate are subject to the transfer restrictions, forfeiture restrictions and other provisions of the Restricted Share Agreement dated April 15, 2008 between Kaanapali Land, LLC, a Delaware limited liability company, and Stephen A. Lovelette."

     6. WITHHOLDING. The grant and vesting of shares of Covered Shares under this Agreement are subject to withholding of all applicable taxes, to be settled by the Participant's delivery, prior to the date such amounts are required to be paid by the Company to the applicable revenue authorities, a cash payment (including a check) for the entire amount then due. The grant of the Covered Shares under this Agreement is contingent on the Participant making timely payment of such amounts.

     7.    AGREEMENTS REGARDING SUBJECT SHARES.

(a) GENERAL TRANSFER PROVISIONS. The Covered Shares shall be subject to the terms and conditions of this Agreement, and no sale, transfer, pledge, mortgage or other disposition or encumbrance of the Covered Shares (each a "Transfer"), whether voluntary or involuntary, shall be valid unless the terms and conditions of this Agreement and the terms and conditions of the LLC Agreement with respect to such Transfer have been satisfied to the extent applicable. All references herein to the Company shall be deemed to be references to (and shall be applicable to) any surviving entity resulting from any merger or acquisition to which the Company is a party. Any Transfer made except in accordance with this Agreement shall be null and void and the Company shall refuse to recognize such Transfer or the purported rights of any Transferee in the Covered Shares.
     Participant agrees to indemnify and hold harmless the Company and the Manager for and against any damage, liability, claim, cost, expense or loss incurred by the Company or Manager as a consequence of a Transfer made or attempted in violation hereof.

(b) NO TRANSFER WHILE EMPLOYED BY THE COMPANY OR AFFILIATE. In addition to any restrictions set forth in the LLC Agreement, without the prior written consent of the Company except in the case of a Permitted Family Transfer, the Participant shall not cause or permit any Transfer respecting the Covered Shares to occur while Participant continues to be employed by the Company and its Affiliates and any such Transfer in violation of this section shall be null and void. Any Permitted Family Transfer, in order to become effective, shall further comply with the following conditions:

     (i) The Participant (or the executor or administrator of the Participant's estate) must give written notice to the Company of the intention to sell or gift (including by will or bequest) such Covered Shares to a Related Person. Such notice shall include the number of Covered Shares proposed to be sold gifted or bequeathed, the name and address of the Related Person and, if relevant, the name and address of the general partner, manager or managing member (as applicable), trustee or custodian and a copy of any trust or custodial documents or limited liability company or partnership agreements (including all amendments thereto) pursuant to which the Covered Shares will be held.

     (ii) The Participant shall not be permitted to make such sale or gift, and the Related Person or any other person or entity cannot become the holder or owner of any such Covered Shares or succeed to any of the Partnership's rights with respect to such Covered in any manner whatsoever, except in compliance with the provisions of the LLC Agreement and this Agreement.

     (iii) All of the Covered Shares received by the Related Person shall continue after such sale or gift to constitute Class C Shares subject to all of the provisions of this the provisions of the LLC Agreement and this Agreement.

     (iv) The Related Person (and any subsequent permitted holder of such Covered Shares) shall be bound by all of the provisions of this the LLC Agreement and this Agreement, and shall not be entitled to effect any further Transfer of the Covered Shares, except in accordance with all of the terms and conditions of the LLC Agreement and this Agreement. No such further Transfer shall be considered a Permitted Family Transfer hereunder without the prior written consent of the Company, which the Company may grant or withhold in its sole discretion.

     (v) The Related Person shall, prior to such Permitted Family Transfer being effective, enter into a written agreement in form and substance satisfactory to the Company agreeing to and acknowledging all of the matters set forth in subsections (i)-
           (iv) above.

(c) FURTHER RIGHT TO TRANSFER SUBJECT TO RIGHT OF FIRST REFUSAL IN COMPANY. Except for a Permitted Family Transfer or a Transfer of the Covered Shares to an assignee without receipt of consideration as a consequence of (i) the death of Participant or any permitted direct or indirect successor or assign of Participant then entitled to the applicable Covered Shares; (ii) the Participant or any permitted direct or indirect successor or assign of Participant then entitled to the applicable Covered Shares having been adjudged by a court of competent jurisdiction as incompetent to manage the Participant's person or property (in which case the provisions of paragraph 7(d) hereof shall apply), or (iii) if any permitted successor in interest to Participant then entitled to the applicable Covered Shares is an entity, the dissolution or termination of such entity, then Participant and such permitted successors and assigns, as applicable, shall only have the right to transfer the Covered Shares or any portion thereof subject to the right of first refusal to the Company set forth in this paragraph 7(c). Upon the occurrence of any of the events set forth in the immediately preceding sentence and the waiver of the Company's purchase right under paragraph 7(d) below, the rights of the Participant or its permitted successors or assigns, as applicable, with respect to the Covered Shares may be so transferred without consideration, and any rights respecting such shares shall be exercised prior to such transfer, as determined by the executor, administrator, guardian, conservator or other legal representative of Participant or such permitted successor in interest, for the purpose of settling such person's estate or administering such person's affairs, or in the case of an entity that has dissolved or terminated, by the legal representative or legal successor of such entity. For any other Transfer, the Participant or such permitted successor in interest, as applicable (the "Selling Owner"), may only obtain a bona fide written offer to purchase, or enter into a contract to sell, any Covered Shares that is conditioned on the Company's waiver of its right of first refusal under this paragraph 7(c) and the Selling Owner shall then furnish a copy of such offer or contract to the Company (the "Refusal Right Notice"). The Company shall have the right, within 60 days from the receipt of the Refusal Right Notice, to elect by written notice to such Selling Owner (the "Refusal Right Exercise Notice") to acquire such Covered Shares which is the subject of such offer or contract from the Selling Owner for consideration equal to, and payable upon the terms set forth in, such bona fide offer or conditional contract. Such right shall be exercised or waived by the Company in its sole and absolute discretion. If the Company does not exercise such right of first refusal by timely delivery of the Refusal Right Exercise Notice, such Selling Owner shall be entitled to transfer the Covered Shares that are the subject of the Refusal Right Notice for a period of 30 days following the Company's failure to exercise its right of first refusal, but not otherwise. No failure of the Company to exercise its right hereunder, nor any waiver or consent by the Company with respect to the transfer of any interest in the Company under this paragraph 7(c) shall constitute a waiver or consent for any subsequent transfer under this paragraph 7(c). No person or entity that acquires such Covered Shares shall be or become a successor or substitute member of except upon the prior written consent of the Manager of the Company, which consent may be given or withheld, conditioned or delayed in its sole and absolute discretion, and any such person shall be subject to the terms and conditions of this paragraph 7 with respect to any subsequent disposition of the interest so acquired. The parties hereto acknowledge and agree that the Company shall have such right of first refusal to purchase the Covered Shares, notwithstanding any terms or provisions of the LLC Agreement to the contrary and that the terms of this Agreement for the benefit of the Company are a material consideration to the Company's agreement to join herein.

(d)  RIGHT OF COMPANY TO PURCHASE ECONOMIC INTEREST AFTER DISSOCIATION
     EVENT.

     (i) Upon the occurrence of the death, bankruptcy, dissolution, insanity, incompetence, other legal incapacity of an owner of Covered Shares or the occurrence of any other event that causes such owner to cease to be a member of the Company (the "Dissociated Owner") the occurrence of such event (a "Dissociation Event") shall entitle the Company to purchase the Covered Shares owned by the Dissociated Owner in accordance with this paragraph 7(d).

     (ii) At any time on or before ninety (90) days after the date of determination of the purchase price for the Covered Shares under paragraph 7(d)(iii) (the "Purchase Notice Period"), the Company shall have a right of first refusal to purchase (or cause an Affiliate or designee to purchase) all of the Covered Shares owned by the Dissociated Owner at a purchase price determined as set forth in paragraph 7(d)(iii). The Company may exercise its purchase right hereunder by delivering a notice (the "Purchase Notice") to the Dissociated Owner prior to the end of the Purchase Notice Period. Such right shall be exercised or waived by the Company in its sole and absolute discretion. If the Company delivers a timely Purchase Notice exercising its right to purchase the Covered Shares, the Dissociated Owner shall transfer such Covered Shares to the Company (or its Affiliate or designee) on a date selected by the Company on or before thirty (30) days after the end of the Purchase Notice Period.

     (iii) The purchase price for Dissociated Owner's Covered Shares shall be the fair market value of such Covered Shares as of the date of occurrence of the Dissociation Event, as agreed between the Dissociated Owner (or such former member's legal representative) and the Company, before the application of any discounts to such fair market value that may be applicable due to the illiquidity or minority status of the Covered Shares.
           If the Dissociated Owner (or such Dissociated Owner's estate or legal representative) and the Company are unable to agree on the purchase price within thirty (30) days after the Dissociation Event, then the purchase price shall be determined by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association. The determination of the arbitrators shall be final, conclusive and binding upon the parties and the number of arbitrators shall be three, with the Dissociated Owner (or such Dissociated Owner's estate or legal representative) appointing one arbitrator, the Company appointing one arbitrator, and the two arbitrators appointed by the parties appointing the third (who shall be a neutral arbitrator from a panel provided by the American Arbitration Association). The Dissociated Owner shall pay the fees and expenses of the arbitrator appointed by the Dissociated Owner, the Company (or the Affiliate obtaining such Covered Shares) shall pay the fees and expenses of the arbitrator appointed by them, and each shall pay 50% of the fees and expenses of the neutral arbitrator.

(e) PAYMENT OF PURCHASE PRICE; CLOSING. Any purchase price payable pursuant to paragraphs 7(c) and 7(d) hereof shall be paid in immediately available United States Dollars at the closing of the sale of the Covered Shares to the Company, which shall be held at 10:00 a.m. at the principal office of the Company no later than thirty (30) days after the end of the Purchase Notice Period or the Refusal Right Exercise Notice, as applicable, except that if the closing date falls on a Saturday, Sunday or legal holiday, then the closing shall be held on the next succeeding business day. At the closing, the Selling Owner or Dissociated Owner, as applicable (or such Selling Owner's or Dissociated Owner's estate or legal representative) shall deliver to the Company (or the applicable Affiliate or designee) an instrument of transfer (containing warrants of title and of no encumbrances) conveying such Selling Owner's or Dissociated Owner's Covered Shares consistent with the purchase rights exercised hereunder. The Selling Owner or Dissociated Owner (or such Dissociated Owner's estate or legal representative), and the Company (or the applicable Affiliate or designee) shall do all things and execute and deliver all papers as may be necessary fully to consummate such transfers in accordance with the terms and provisions of this Agreement.

(f) TAG ALONG RIGHT. In the event that the holders of Common Shares of the Company representing not less than a majority of the outstanding membership interests in the Company determine to sell or contribute their membership interests to a third party that is not an Affiliate (as defined in the LLC Agreement) (a "Shareholder Control Transaction"), the Company shall afford Participant the opportunity to participate in such sale on the same basis as such majority interest subject to adjustment for the preferences on distributions to which the holders of Common Shares are entitled with respect to the Covered Shares as set forth in the Class C Rights Description; provided, however, that, in the event that the Company cannot exercise rights sufficient to provide such opportunity to Participant, Participant shall have the right to elect, upon written notice given within sixty (60) days after the date Participant receives notice of such transaction, to cause the Company to redeem all of the Covered Shares (and not less than all of the Covered Shares) from Participant at the same purchase price as would be obtained had Participant participated directly in the Shareholder Control Transaction; provided, further, that to the extent that Participant would have received payment in kind in the Shareholder Control Transaction on account of the Covered Shares, such payment pursuant to the redemption by the Company shall be converted into cash based upon the fair market value of the assets that would have been so received in kind at the time of such payment.

(g) DRAG ALONG RIGHT. In the event that the holders of Common Shares of the Company representing not less than a majority of the outstanding membership interests in the Company determined to enter into Shareholder Control Transaction, the Participant hereby agrees, for the benefit of the Company and/or each such holder of Common Shares, upon the written notice of the Company or holders of a majority of such Common Shares, to participate in such Shareholder Control Transaction on the same basis as such majority interest subject to adjustment for the preferences on distributions to which the holders of Common Shares are entitled with respect to the Covered Shares as set forth in the Class C Rights Description.

     8. HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If benefits distributable to the Participant under this Agreement have not been distributed at the time of the Participant's death, such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Manager in such form and at such time as the Manager shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     9. ADMINISTRATION. The authority to control and manage the operation and administration of the Agreement shall be vested in the Manager. The Manager will have the authority and discretion to interpret the Agreement, and to make all other determinations that may be necessary or advisable for the administration of the Agreement. Notwithstanding any other provision of the Agreement, no benefit shall be distributed to any person under the Agreement unless the Manager, in its sole discretion, determines that such person is entitled to benefits under the Agreement. The Manager may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

Any such allocation or delegation may be revoked by the Manager at any time.

     10. EFFECT ON OTHER AGREEMENTS. Nothing in this Agreement shall be construed to limit the requirements and restrictions otherwise applicable to the Covered Shares (including, without limitation, the requirements and restrictions of the LLC Agreement, including the Class C Rights
Description.

     11. FRACTIONAL SHARES. In lieu of issuing a fraction of a share resulting from an adjustment of this Award pursuant to the LLC Agreement or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

     12. NOT AN EMPLOYMENT CONTRACT. This Award will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or any Affiliate would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

     13. NOTICES. Any written notices provided for in this Agreement shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

     14. AMENDMENT. This Agreement may be amended by written agreement of the Participant and the Company without the consent of any other person.

     15. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any jurisdiction.

     16. AFFILIATE PURCHASE TRANSACTION. Notwithstanding the provisions of the Class C Rights Description or any other provision of the LLC Agreement, and notwithstanding any other provision of this Agreement, in the event that the Company is a party to any Transaction with the Manager or any Affiliate thereof as a result of which all or substantially all of the Common Shares not held by the Manager or its Affiliates are converted into the right to receive shares, securities or other property, the Participant and the Company agree that the Covered Shares shall either: (i) continue to remain outstanding in the event the Company survives such Transaction; or (ii) be converted into a security of the surviving entity to the transaction having such right and terms substantially identical to those of the Class C Shares (except for changes that do not materially and adversely affect the holders of the Class C Shares), including as to (a) the percentage equity ownership interest that the Class C Shares represent in the surviving entity and (b) the cumulative aggregate preference on distributions to which the Class C Shares are subject; provided however, that to the extent any cash consideration paid to the holders of Common Shares in such Transaction is provided by the Company and not contributed by the Manager or one of its Affiliates, the cumulative aggregate preference on distributions to which the Class C Shares are subject shall be reduced by the amount of such cash consideration. It is agreed that any Transaction effected in accordance with the terms of this paragraph 16 shall not be deemed to materially and adversely affect the voting rights or preferences of the holders of Class C Shares.

     17. DEFINITIONS. Any capitalized terms that are not defined herein shall have the meaning ascribed thereto in the LLC Agreement. The following terms used in this Agreement shall have the meaning set forth below:

(a) AFFILIATE. The term "Affiliate" means any corporation or other entity that, directly or indirectly, controls or is controlled by the Company, or that is under common control with the Company. For purposes of this definition, the term "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through ownership of voting securities, by contract or otherwise.

(b)  CAUSE.  The term "Cause" means:

     (i) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from the Participant being Disabled) Within a reasonable period of time after a written demand for substantial performance is delivered to the Participant by the Manager, which demand specifically identifies the manner in which the Manager believes that the Participant has not substantially performed his duties;

     (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or the Affiliates, monetarily or otherwise; or

     (iii) the engaging by the Participant in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Company's Manager, the Participant's credibility and reputation no longer conform to the standard of the Company's executives.

For purposes of this Agreement, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company.

(c) CHANGE IN CONTROL. The term "Change in Control" means the occurrence of any of the following:

     (i)   Any Person other than:

           (A)   The Manager or an Affiliate of the Manager;

           (B) A corporation, trust or other entity owned, directly or indirectly, by the shareholders of the Company on the date of the transaction in substantially the same proportions as their ownership of the Company;

           (C) Any Person in which the Participant has a substantial (10% or greater) direct or beneficial equity interest; or

           (D) A Person that acquires Shares pursuant to a Business Combination which complies with subparagraph (iii) of this definition;

     is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of Shares representing 50% or more of the total voting power of the Company's then outstanding Shares;

     (ii) A tender offer is made for the Shares and the Person making the offer owns or has accepted for payment Shares representing 50% or more of the total voting power of the Company's then outstanding Shares; or

     (iii) The Company consummates a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company (a "Business Combination") with or to any other Person (other than the Manager, the Participant or their respective Affiliates) other than a Business Combination which would not result in any Person (other than the Manager, Participant or their respective Affiliates) owning, directly or indirectly, 50% or more of the combined voting power of the Company or such surviving entity's outstanding voting securities, immediately after such Business Combination.

(d) CLASS C RIGHTS DESCRIPTION. The term "Class C Rights Description" means the Rights and Terms of the Class C Common Shares set forth as Exhibit C to the LLC Agreement.

(e) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f) CONSTRUCTIVE DISCHARGE. If (I) the Participant provides written notice to the Company of the occurrence of Good Reason (as defined below) within a reasonable period of time (not more than 30 days) after the Participant has knowledge of the circumstances constituting Good Reason, which notice specifically identifies the circumstances which the Participant believes constitute Good Reason; (II) the Company fails to notify the Participant of the Company's intended method of correction within a reasonable period of time after the Company receives the notice, or the Company fails to correct the circumstances within a reasonable period of time after such notice; and (III) the Participant resigns by written notice to the Company within a reasonable period of time after receiving the Company's response, if such notice under clause (II) above does not indicate an intention to correct such circumstances, or within a reasonable period of time after the Company fails to correct such circumstances; then the Participant shall be considered to have been subject to a Constructive Discharge by the Company. For purposes of the foregoing provisions of this paragraph (f), "within a reasonable period of time" shall mean not more than 30 days. Notwithstanding the foregoing provisions of this paragraph (f), the Participant shall not be deemed to have been subject to a "Constructive Discharge" unless the Participant remains in the employ of the Company (at the location where he was employed immediately prior to the occurrence of the events constituting Good Reason) for the period requested by the Company (not to exceed 90 days after the Participant provides written notice in accordance with clause (III) above). For purposes of this Agreement, "Good Reason" shall mean, without the Participant's express written consent (and except in consequence of a prior termination of the Participant's employment), the occurrence of any of the following circumstances:

     (i) The assignment to the Participant of any duties materially inconsistent with the Participant's position and status as Executive Vice President, or a change in the Participant's reporting relationship from the reporting relationship in effect on the Grant Date.

     (ii) A reduction by the Company in the Partnership's Salary to an amount that the amount that is less than such rate on the Grant Date.

(g) DATE OF TERMINATION. The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Affiliate, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and an Affiliate or between two Affiliates; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or an Affiliate approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be an Affiliate (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then an Affiliate, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

(h) DISABILITY. The Participant shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, or performing his duties as Executive Vice President of the Company. The Participant shall be considered "Permanently Disabled" during any period in which he is Disabled; provided, however, that the Participant shall not be considered to be "Permanently Disabled" unless such Disability is reasonably expected by the Manager to continue for at least 90 days.

(i) LLC AGREEMENT. The term "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement dated as of November 14, 2002, as it may be amended from time to time. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the LLC Agreement is similarly used in this Agreement.

(j)  MANAGER.  The term "Manager" means Pacific Trail Holdings, LLC.

(k) PERMITTED FAMILY TRANSFER. The term "Permitted Family Transfer" means the sale or gift (including by will or bequest or comparable disposition) of any of the Covered Shares (after such Covered Shares have become vested under Section 4) by the Participant to: (i) the Participant's spouse, or a descendant, ancestor or sibling of the Participant; (ii) a trust for the primary benefit of any one or more of the Participant or the spouse, descendants, ancestors or siblings of the Partnership; or (iii) a partnership or limited liability company whose partners or members consist of one or more of the Participant, the spouse, descendants, ancestors or siblings of the Participant, or a trust for the primary benefit of such persons (each such person or entity being referred to herein as a "Related Person"), in each case that complies with all the provisions of the LLC Agreement and this Agreement, including, but not limited to
     Section 7 hereof.

     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date; provided that this Agreement shall not be effective until executed by both the Participant and the Company.



                                  Participant


                                  /s/ Stephen A. Lovelette
                                  ------------------------------
                                  Stephen A. Lovelette




Kaanapali Land, LLC
By:  Pacific Trail Holdings, LLC
Its: Manager


By:  /s/ Gary Nickele
     --------------------

Name:President
     --------------------